UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2006 (February 28, 2006)

NTELOS HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	N/A	36-4573125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Spring Lane, Suite 300, PO Box 1990, Waynesboro, Virginia	22980
(Address of Principal Executive Offices)	(Zip Code)

(540) 946-3500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

2006 Salaries

On February 28, 2006, the Board of Directors of NTELOS Holdings Corp. (the “Company”), after considering a competitive market review of total compensation for its executive officers, established the following base salaries for the following named executive officers to be effective April 1, 2006: James S. Quarforth, President and Chief Executive Officer, $433,252; Carl A. Rosberg, Executive Vice President and President, Wireless, $292,150; Michael B. Moneymaker, Executive Vice President, Chief Financial Officer, Treasurer and Secretary; $245,125; David R. Maccarelli, Executive Vice President and President, Wireline, $235,422; and Mary McDermott, Senior Vice President, Legal and Regulatory Affairs, $190,000.

2005 Team Incentive Plan Bonus Payments

On February 28, 2006, the Board of Directors, after review of the Company’s consolidated financial results for 2005 and taking into consideration the Company’s goals for 2005 with respect to revenues, “Adjusted EBITDA” (as defined under the Team Incentive Plan, which generally represents earnings before interest, income taxes, depreciation and amortization, gain (loss) on sale of assets, accretion of asset retirement obligations, capital and operational restructuring charges, non-cash compensation charges advisory fees and certain other expenses) and Adjusted EBITDA minus capital expenditures (“free cash flow”), approved bonus payments under the Company’s 2005 Team Incentive Plan for the following named executive officers: Mr. Quarforth, $582,065; Mr. Rosberg, $332,371; Mr. Moneymaker, $327,389; Mr. Maccarelli, $239,440; and Ms. McDermott, $177,308.

2006 Team Incentive Plan

On February 28, 2006, the Board of Directors approved the 2006 Team Incentive Plan (the “2006 Plan”). The 2006 Plan establishes the performance measures for fiscal 2006 bonus payouts for the Company’s executive officers, including its chief executive officer and its other named executive officers. For each named executive officer other than the chief executive officer, the 2006 Plan establishes a target individual payout percentage ranging from 35% to 55% of eligible base salary. The chief executive officer’s target individual payout percentage under the 2006 Plan ranges from 45% to 60% of his eligible base salary. The 2006 Plan provides for threshold (50%), target (100%) and maximum (200%) bonus payouts tied to the Company’s performance in 2006 in the areas of revenues, Adjusted EBITDA and free cash flow. Bonus payouts tied to company performance in the areas of revenues, Adjusted EBITDA and free cash flow are contingent upon the Company’s achievement of the threshold (50%) level of performance in each such area. A “weighted company performance percentage” will be calculated based on the achievement and weighting percentages for each of these company performance factors. The bonus plan also contains an individual performance factor to be taken into account when allocating bonuses to each of the executive officers.

The 2006 Plan provides for an individual incentive award that is equal to the product of (i) individual base salary earnings, (ii) an individual payout percentage (as finally determined based on achievement of individual performance objectives) and (iii) the weighted company performance percentage. The Board of Directors retains discretion to adjust individual incentive awards higher or lower to reflect the individual’s performance in relation to the performance of other employees. The final bonus amounts paid, if any, shall be determined by the Board of Directors based on the achievements of the company performance measures and the individual performance factors.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2006

NTELOS HOLDINGS CORP.

By:	/s/ Michael B. Moneymaker
Michael B. Moneymaker
Executive Vice President and
Chief Financial Officer

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